    CUBIC CORPORATION ACQUIRES MAJORITY OWNERSHIP OF ECC INTERNATIONAL CORP.
                    AND ANNOUNCES SUBSEQUENT OFFERING PERIOD
                        FOR OUTSTANDING ECC COMMON STOCK

            San Diego,  Calif.  and  Orlando,  Fla.  -  September  25,  2003-San
Diego-based   Cubic   Corporation   (AMEX:CUB)   and  Orlando,   Fla.-based  ECC
International  Corp.  (AMEX:ECC)  today  announced  that Cubic has  acquired the majority  ownership of ECC. The acquisition was completed through a tender offer by CDA Acquisition Corporation,  a wholly-owned subsidiary of Cubic, for all the outstanding shares of ECC common stock at a price of $5.25 per share.

            The tender offer commenced  August 27, 2003 and expired at midnight,
EDT, September 24, 2003. All shares of ECC common stock validly tendered and not properly  withdrawn  prior to the  expiration  of the  tender  offer  have  been accepted for payment and will be paid for by Cubic promptly.  Approximately  7.3 million  shares of ECC common  stock  (including  shares  tendered  pursuant  to stockholder  tender  agreements and through notice of guaranteed  delivery) were validly  tendered  and not properly  withdrawn  prior to the  expiration  of the tender offer. The 7.3 million shares  constitute  approximately  87.6 percent of the total  number of  outstanding  shares of ECC common stock plus shares of ECC common stock issuable upon the exercise of currently-outstanding  "in the money"
options to acquire shares of ECC common stock.

            Cubic also  announced  that it has  elected to provide a  subsequent offering  period in connection  with the tender offer.  The subsequent  offering period will begin today (September 25, 2003) at 9:00 a.m. EDT and will expire at
5:00 p.m. EDT,  October 10, 2003.  During the subsequent  offering  period,  CDA
Acquisition  Corporation  will accept for payment all outstanding  shares of ECC common stock that are validly  tendered at a price of $5.25 per share,  which is the same price  offered for shares of ECC common  stock  tendered in the initial tender  offer,  and  promptly pay for such shares of ECC common stock after such shares are tendered.  Shares of ECC common stock tendered  during the subsequent offering period may not be withdrawn.

            After  the  expiration  of the  subsequent  offering  period,  Cubic
intends  to  complete  the   acquisition  of  ECC  by  merging  CDA  Acquisition
Corporation  into ECC, after which ECC will become a wholly owned  subsidiary of
Cubic.

            This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares.  Investors and security  holders are advised to read
Cubic's  Tender Offer  Statement on Schedule TO with respect to the tender offer and  ECC's  Solicitation/Recommendation  statement  on  Schedule  14D-9  and all amendments to those documents.  Those documents  contain  important  information about the tender offer and the merger.  Investors and security holders are urged to read these documents  carefully and may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies may also be obtained from  Georgeson  Shareholder  Communications,  17 State Street,
10th Floor, New York, NY 10004.

                                       1

ABOUT CUBIC CORPORATION

            Cubic  Corporation  is  parent to two major  segments:  defense  and transportation.  The Cubic Defense  Applications group provides realistic combat training systems for military forces as well as simulation, force modernization, educational,  operations and maintenance and manufacturing  services.  The group also  supplies  products  and  systems  for  Command,  Control,  Communications,
Computers,  Intelligence,  Surveillance and Reconnaissance (C4ISR) applications, search and rescue  avionics,  and radio  communications  for  military and civil markets.  The  Cubic  Transportation  Systems  group  designs  and  manufactures automatic fare  collection  systems for public mass transit,  including rail and buses,  throughout the world.

ABOUT ECC INTERNATIONAL

            ECC International Corp. is a world leader in the design, development and production of simulators and related  training  programs for crew,  operator and maintainer training. ECC provides a wide range of products and services used by all  branches of the U.S.  Department  of Defense  and by armed  forces in 25 other countries.

                                       2